NON-COMPETE AGREEMENT


        NON-COMPETE AGREEMENT dated as of December 23, 1996, between Pioneer Commercial Funding Corp. (the "Company"), a New York corporation having an office at 6660 Reseda Boulevard, Reseda, California 91335, and Kenneth Germain, having an office at 5081 North Dixie Highway, Boca Raton, Florida 33431 (the "Stockholder").

        WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company is acquiring (the "Acquisition") a 50% common stock ownership interest in Trans Lending Corporation, a Delaware corporation ("Trans Lending"); and

        WHEREAS, the Acquisition is being made pursuant to the Stock Purchase Agreement dated as of December 23, 1996, between the Company and Trans Lending (the "Stock Purchase Agreement"); and

        WHEREAS, immediately prior to the Acquisition, the Stockholder will own a 50% common stock ownership interest in Trans Lending, and immediately after the Acquisition, the Stockholder will own a 25% common stock ownership interest in Trans Lending; and

        WHEREAS, this Agreement is being entered into pursuant to the Stock Purchase Agreement in connection with the Acquisition, and the execution and delivery of this Agreement is a condition precedent to the consummation of the Acquisition,

        NOW,   THEREFORE,    in   consideration   of   the   mutual   covenants,
representations, warranties and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

        1.      Covenant Not to Compete.

               (a) In order to induce the Company to consummate the Acquisition, and in consideration therefor, the Stockholder hereby covenants and agrees that, subject to the time limitations set forth in paragraph 1(b) below, the Stockholder, will not, directly or indirectly, during the term of this Agreement, for himself, or as agent of or on behalf of, or in conjunction with, any person, firm, corporation or other entity (other than on behalf of Trans Lending), (i) engage or participate in or become employed by or render advisory or other services, directly or indirectly, to or for any person, firm, corporation, partnership, joint venture or other entity which is principally engaged in the businesses of purchasing purchasing used vehicle loans made to, or used vehicle leases made with, individuals who are deemed to be


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relatively high credit risks ("non-prime credit  individuals") by the new and/or used vehicle dealerships (the "Suppliers") who make such loans and leases available for purchase by Trans Lending or its Customers (as such term is hereinafter defined), and/or representing in any capacity any of the customers of Trans Lending, i.e., the banks, insurance companies, stock brokerage firms
and  other  financial   institutions   and  other  entities  (all  of  whom  are
collectively referred to as "Customers") in connection with such Customers' purchases of used vehicle loans made to, or used vehicle leases made with, non-prime credit individuals (any of the above-described activities being hereinafter referred to as a "Competitive Business"), (ii) invest or otherwise have an interest in or become interested in, as a principal, partner, officer, director, Stockholder, agent, joint venturer, creditor, guarantor, surety, investor or otherwise, any such person, firm, corporation, partnership, joint venture or other entity principally engaged in a Competitive Business, or (iii) take any action with respect to the Customers who purchase used vehicle loans made to, or used vehicle leases made with, non-prime credit individuals, and the Suppliers who provide such loans and leases to Trans Lending which can reasonably be expected to adversely affect the relationship of Trans Lending with any of such Customers or Suppliers.

               (b) The provisions of paragraph 1(a) above shall be subject to the following time limitations:

                      (i) In the event of a Termination for Cause (as defined in the Employment Agreement dated as of December 23, 1996, between Trans Lending and the Stockholder (the "Employment Agreement")), for a three (3) year period commencing on the date of termination of the Stockholder's employment with Trans Lending (the "Termination Date");

                      (ii) In the event of a Voluntary  Termination  (as defined in the Employment Agreement), for a three (3) year period commencing on the Termination Date;

                      (iii) In the  event of a  Termination  Without  Cause  (as defined in the Employment Agreement) (as used herein, such term shall not include the non-renewal or expiration of the Employment Agreement), for a two (2) year period commencing on the Termination Date; or

                      (iv) In the event of the  non-renewal or expiration of the
               Employment Agreement, for a one (1) year period commencing on the expiration of the Employment Agreement;

provided, however, the provisions of paragraph 1(a) hereof shall not be enforceable


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against the  Stockholder  unless the Company or Trans Lending shall  continue to pay the Stockholder the the Stockholder's Gross Compensation(1) during whichever of the foregoing periods of time may be applicable.

               (c) The limitations imposed upon the Stockholder pursuant to paragraph 1(a) hereof shall be applicable in Dade and Broward Counties in the State of Florida, New York County in the State of New York, Los Angeles County in the State of California, and at the specific street addresses located elsewhere in the United States whereat Trans Lending's Customers and Suppliers are located.

               (d) Notwithstanding anything to the contrary contained herein, the Stockholder may own up to 1% of the capital stock of any entity engaged in any Competitive Business that is publicly traded on a U.S. national stock exchange or quotation system (provided that the Stockholder does not control, directly or indirectly, through one or more entities or groups (whether formal or informal), the voting or disposition of greater than 1% of the aggregate beneficial ownership interest of any such entity).

               (e) The Stockholder understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of Trans Lending, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits pursuant to this Agreement and the Stock Purchase Agreement and the agreements executed in connection therewith to clearly justify such restrictions which, in any event (given his education, skills and ability), the Stockholder does not believe would prevent him from earning a living.

        2. Non-Solicitation. For a period commencing on the date hereof through and including the third anniversary of the termination or expiration of the Stockholder's employment with Trans Lending (the "Non-Solicitation Period"), the Stockholder shall not:

               (a) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any corporation, partnership, joint venture or other entity or enterprise, proprietor, partner, Stockholder, lender, director, officer, employee, consultant, sales agent, joint venturer, investor, lessor, client (including any prospective client), customer, supplier, agent, representative or any


---------
        1 Gross Compensation shall mean the aggregate of (i) the annual base salary which was being paid to the Stockholder immediately prior to the termination of his employment; and (ii) all bonuses which had accrued to the Stockholder (whether paid or unpaid) between January 1 of the year in which his employment shall have terminated and the date immediately preceding such termination.




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other person which has a business  relationship  with Trans  Lending at any time during the Non-Solicitation Period, to discontinue, reduce or modify such employment, agency or business relationship with Trans Lending; or

               (b) employ or seek to employ or cause any business to employ any person who at any time during the Non-Solicitation Period is or was employed or retained by Trans Lending.

        3. Confidential Information. The Stockholder acknowledges that Trans Lending would be irreparably damaged if any confidential or proprietary information relating to Trans Lending or the Company or any of their respective business activities were disclosed to or utilized on behalf of others in a Competitive Business. Accordingly, except as required by law or in any litigation or similar proceeding (in which event, the Stockholder shall provide the Company with prompt notice of such requirement prior to making any such disclosure, so that the Company may seek an appropriate protective order, or otherwise cooperate with the Company in making such disclosure), the Stockholder shall not disclose and shall keep confidential any non-public or proprietary information relating to Trans Lending or the Company or any of their respective businesses to any person or entity, nor shall he make use of any such confidential or proprietary information for the benefit of any person or entity involved in a Competitive Business. For the purpose of this Section, the term "confidential or proprietary information" means all information which is known to the Stockholder and relates to Trans Lending or the Company or any of their respective businesses and their respective trade secrets, books and records, financial information and condition, suppliers, customers, marketing and pricing information, and all other non-public information relating to Trans Lending or the Company or any of their respective businesses.

        4. Severability; Extraordinary Relief: Damages.

               (a) It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to reduce the scope of the portion thus adjudicated to be invalid or unenforceable or delete such portion from such provision, such reduction or deletion to apply only with respect to the operation of such provision of this Agreement in the particular jurisdiction in which such adjudication is made and enforced thereafter.

               (b) The Stockholder acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot adequately be compensated for in damages by an action at law and that the breach of the provisions of this Agreement would cause Trans Lending or the




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Company  irreparable  harm.  In  the  event  of a breach or threatened breach by the Stockholder of any provision of this Agreement, Trans Lending or the Company shall be entitled to an injunction restraining him from such actual or threatened breach. Nothing contained herein shall be construed as prohibiting Trans Lending or the Company from pursuing any other remedies (including, without limitation, an action for damages) available for such actual or threatened breach of this Agreement, and the pursuit of an injunction or any other remedy shall not be deemed to be an exclusive election of such remedy. The Stockholder shall reimburse Trans Lending or the Company for all costs and
expenses  (including,   without  limitation,   reasonable  attorneys'  fees  and
expenses) incurred in connection with the enforcement of this Agreement.

        5. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter contained in this Agreement and supersede all prior agreements or understandings with respect thereto.

        6. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        7. Notices. All notices, claims, requests, demands and other communication hereunder shall be in writing and sent by facsimile transmission or by a nationally-recognized overnight courier, delivered personally, or mailed (by registered or certified mail, return receipt requested and postage prepaid) as follows:

               if to the Stockholder, to:

                      Kenneth Germain
                      2190 Sunderland Avenue
                      Wellington, Florida 33414
                      Fax. No. 561-[                ]

               with a copy to:

                      David J. Bartone, Esq.
                      1450 G Street, N.W.
                      Washington, D.C.  20005-5717
                      Fax No. 202-824-8133

               if to the Company, to:

                      Pioneer Commercial Funding Corp.
                      6660 Reseda Boulevard
                      Reseda, California 91335


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                      Fax: (818) 776-0056
                      Attention: Arthur H. Goldberg

               with a copy to:

                      Hall Dickler Kent Friedman & Wood LLP
                      909 Third Avenue, 27th Floor
                      New York, New York 10022
                      Fax: (212) 935-3121
                      Attention: Steven D. Dreyer

or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a), in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of international overnight courier, upon receipt of confirmation of delivery, (d) in the case of telecopy transmission, when received and (e) in the case of mailing, on the third business day following posting.

        8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to principles governing conflicts of laws.

        9. Benefits of Agreement: Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and its heirs, personal representatives, executors, successors and permitted assigns. This Agreement shall not be assignable by the Stockholder without the consent of the Company. The provisions of this Agreement shall inure to the benefit of each affiliate and subsidiary of the Company and each successor of the Company, whether by merger, consolidation, transfer of all or substantially all of its assets or otherwise.

        10. Modification. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each party.

        11. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be an original instrument, but all such counterparts together shall constitute but one agreement.



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        12.  Waivers.  The waiver by any party of a breach of any  provision  of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement the date first written above.

                                    PIONEER COMMERCIAL FUNDING CORP.



                                     By:_______________________________________
                                                Arthur H. Goldberg,
                                            Chairman and Chief Executive




                                       ________________________________________
                                                   Kenneth Germain



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